Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the joint Annual Report on Form 10-K of Carnival Corporation and Carnival plc for the year ended November 30, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Miami, Florida

January 29, 2016